EXHIBIT 21
PILGRIM'S PRIDE CORPORATION
SUBSIDIARIES OF REGISTRANT

Jurisdiction of Incorporation or Organization
U.S. Subsidiaries
PFS Distribution Company	Delaware
Pilgrim's Pride Finance LLC	Delaware
POPPSA 3, LLC	Delaware
POPPSA 4, LLC	Delaware
PPC Transportation Company	Delaware
Merit Provisions, LLC	Delaware
40 North Foods, Inc.	Delaware
PPC of Alabama, Inc.	Georgia
Gold'n Plump Farms, LLC	Minnesota
Gold'n Plump Poultry, LLC	Minnesota
JFC LLC	Minnesota
Pilgrim's Pride Affordable Housing Corporation	Nevada
Pilgrim's Pride of Nevada, Inc.	Nevada
PPC Marketing, Ltd.	Texas
Pilgrim's Pride Corporation of West Virginia, Inc.	West Virginia
Hadgraft Industrial Properties, LLC	Georgia

Foreign Subsidiaries
To-Ricos Distribution, Ltd.	Bermuda
To-Ricos, Ltd.	Bermuda
Moy Park Beef Orléans Sàrl	France
Moy Park France Holdings SAS	France
Moy Park France SAS	France
Ivory Investments Luxembourg Holding S.C.S.	Luxembourg
Sandstone Holdings Sàrl	Luxembourg
Pilgrim's Pride Malta Finance Limited	Malta
Avícola Pilgrim's Pride de Mexico, S. A. de C.V.	Mexico
FAMPAT, S.A. de C.V.	Mexico
Gallina Pesada S.A.P.I. de C.V.	Mexico
Inmobiliaria Avicola Pilgrim's Pride, .S de .RL. de C.V.	Mexico
Pilgrim's Pride S. de R.L. de C.V.	Mexico
Plan Pro Restaurantes, S.A. de C.V.	Mexico
Servicios Administrativos Pilgrim's Pride S. de R.L. de C.V.	Mexico
Albert van Zoonen B.V.	Netherlands
Arkose Investments Unlimited Company	Republic of Ireland
Consumer Foods Van Sales (Ireland) Ltd.	Republic of Ireland
Pilgrim's Food Masters Ireland Ltd.	Republic of Ireland
Rye Valley Foods Ltd.	Republic of Ireland

EXHIBIT 21
PILGRIM'S PRIDE CORPORATION
SUBSIDIARIES OF REGISTRANT

Jurisdiction of Incorporation or Organization
Foreign Subsidiaries (Continued)
Attleborough Foods Ltd.	United Kingdom
Bakewell Foods Ltd.	United Kingdom
Consumer Foods Van Sales (UK) Ltd.	United Kingdom
Dungannon Proteins Ltd.	United Kingdom
Hamer International Ltd.	United Kingdom
Kitchen Range Foods Ltd.	United Kingdom
Moy Park (Bondco) Plc	United Kingdom
Moy Park Holdings (Europe) Ltd.	United Kingdom
Moy Park Ltd.	United Kingdom
Moy Park Newco Ltd.	United Kingdom
Noon Products Ltd.	United Kingdom
Oakhouse Foods Ltd.	United Kingdom
O'Kane Blue Rose (Newco 1) Ltd.	United Kingdom
O'Kane Poultry Ltd.	United Kingdom
Onix Investments UK Ltd.	United Kingdom
Pilgrim's Food Masters Holdings Ltd.	United Kingdom
Pilgrim's Food Masters UK Ltd.	United Kingdom
Pilgrim's Pride, Ltd.	United Kingdom
Pilgrim's Shared Services Ltd.	United Kingdom
Pioneer Brands Ltd.	United Kingdom
Randall Parker Foods Ltd.	United Kingdom
Rollover Ltd.	United Kingdom
Spurway Foods Ltd.	United Kingdom
W. & J. Parker (Wholesale) Ltd.	United Kingdom